Exhibit 10.10
FIFTH AMENDMENT
TO THE SECURITIES PURCHASE AGREEMENT
This amendment (“Amendment”) is made and entered into as of June 11, 2009 (“Effective Date”) by and between Specialty Risk Solutions, LLC (“Purchaser”) and Specialty Underwriters’ Alliance, Inc., and amends the SECURITIES PURCHASE AGREEMENT (“Agreement”) entered into by the parties on May 11, 2005, as amended. Any terms defined in the Agreement and used herein shall have the same meaning in this Amendment as in the Agreement. In the event that any provision of this Amendment and any provision of the Agreement are inconsistent or conflicting, the inconsistent or conflicting provision of this Amendment shall be and constitute an amendment of the Agreement and shall control, but only to the extent that such provision is inconsistent or conflicting with the Agreement. Any capitalized terms not defined herein shall be defined as in the Agreement.
NOW, THEREFORE, and in consideration of the mutual agreements and covenants set forth, the parties wish to amend the Agreement as follows:
1.	The following provision of Subsection (iii) of (c) of Section 1: Sale and Purchase of Securities; Closing shall be deleted in its entirety:
“on December 31, 2008, a balloon payment for the remaining unpaid balance of the $1,000,000.”
The deleted provision shall be replaced with the following:
“on or before December 31, 2009, a balloon payment for the remaining unpaid balance of the $1,000,000.”
2.	The following provision of Subsection (g) of Section 4: Purchase obligation shall be deleted in its entirety:
“If the aggregate value of the Class B Stock held by the Purchaser is determined to be less than $500,000, then the Purchaser shall purchase from the Company such number of shares of Class B Stock as would equal the difference between the value of the Class B Stock as determined herein and $500,000.”
The deleted provision shall be replaced with the following:
“If the aggregate value of the Class B Stock held by the Purchaser is determined to be less than $500,000, then the Purchaser shall purchase from the Company such number of shares of Class B Stock, if any, as would equal, whichever is less, (1) the difference between the value of the Class B Stock as determined herein and $500,000 or (2) half of the number of shares of Class B Stock purchased by the Purchaser pursuant to this Agreement.”

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on their behalf by their duly authorized officers as of the day, month and year above written.

SPECIALTY UNDERWRITERS’ ALLIANCE, INC.
By:	/s/ Daniel A. Cacchione
Name:	Daniel A. Cacchione
Title:	Senior Vice President and Chief Underwriting Officer

SPECIALTY RISK SOLUTIONS, LLC
By:	Scott Keller
Name:	Scott H. Keller
Title:	Managing Director